Exhibit 99.1

CONTACT:	Liz Merritt, Rural/Metro Corporation
(480) 606-3337
Financial Dynamics, Investor Relations
Jim Byers (Investors)
(415) 439-4504

For immediate release

    RURAL/METRO ANNOUNCES STRONG PRELIMINARY 2004 RESULTS

•	Net Revenue Up 8.7% to $526.6 Million

•	Income From Continuing Operations of $6.6 Million

•	Full Year EBITDA of $48 Million

SCOTTSDALE, Ariz. (Sept. 2, 2004) – Rural/Metro Corporation (OTCBB: RURL), a leading national provider of medical transportation and fire protection services, announced today preliminary, unaudited results for its fourth quarter and fiscal year ended June 30, 2004.

For the fiscal year ended June 30, 2004, the company reported net revenue of $526.6 million, compared to $484.6 million for fiscal 2003, representing an increase in net revenue of 8.7%. For the three months ended June 30, 2004, net revenue was $132.8 million, compared to $122.8 million for the same period of the prior year, or an increase of 8.1%.

Medical transportation and related service revenue for the year ended June 30, 2004 was $452.3 million, which is a 9.9% increase from $411.4 million in fiscal 2003. For the three months ended June 30, 2004, medical transportation and related service revenue grew 8.9% to $113.9 million from $104.6 million for the same period of the prior year.

Same-service-area medical transportation and related service revenue for the fiscal year ended June 30, 2004 increased $36.1 million, or 8.8% from fiscal 2003. On a quarterly basis, same-service-area medical transportation and related service revenue increased $8.2 million, or 7.8% from the same period of fiscal 2003. The company attributes this to the continuing success of its strategy to expand within existing regional markets throughout the United States.

Fire and other revenue for the fiscal year and three months ended June 30, 2004 was $74.3 million and $18.9 million, respectively. This compares to $73.2 million and $18.2 million for the corresponding periods in fiscal 2003. Fire subscription revenue, increased by 9.6% for the fiscal year ended June 30, 2004 to $35.3 million, compared to $32.2 million in 2003. Fire subscription revenue totaled $9.3 million for three months ended June 30, 2004 compared to $8.3 million for the three months ended June 30, 2003, an increase of 12.0%. The company has identified its fire subscription business as one of the areas for future strategic growth potential.

Income from continuing operations was $6.6 million for the fiscal year ended June 30, 2004, compared to a loss from continuing operations of $7.4 million in 2003. For the three months ended June 30, 2004, the company reported income from continuing operations of $1.8 million, compared to a loss of $5.0 million for the same period of the prior year.

Fully diluted earnings per share for the fiscal year ended June 30, 2004 was $0.28. For the fiscal year ended June 30, 2003, earnings per share was $0.33 and included a $0.77 per share impact for the non-cash gain recorded on the disposition of the company’s Latin American operations. Fully diluted earnings per share for the three months ended June 30, 2004 was $0.06, compared to a loss per share of $0.33 for the three months ended June 30, 2003.

On June 10, 2004, stockholders voted to amend the company’s certificate of incorporation to authorize 17 million new shares of common stock. On June 30, 2004, the company settled its Series B and Series C preferred stock by issuing 4,955,278 shares of common stock to its lenders.

Jack Brucker, President and Chief Executive Officer, said, “We are very pleased with the progress we made during fiscal 2004 to strengthen and grow the company in order to produce earnings for our stockholders. We achieved solid profits for the full fiscal year and our objective is to continue to build long-term value in our enterprise by consistently achieving sequential yearly growth in financial and operational performance.”

For the fiscal year ended June 30, 2004, the company reported $48.0 million in earnings before interest, taxes, depreciation and amortization (EBITDA), compared to $50 million in 2003. EBITDA for the fiscal year ended June 30, 2003 included a $12.5 million non-cash gain related to the company’s disposition of its Latin American operations. For the three months ended June 30, 2004, EBITDA was $11.2 million, compared to $6.3 million for the comparable period of the prior year.

The company regards EBITDA, which is widely used by analysts, investors, creditors, and other interested parties, as relevant and useful information. The company provides this information to permit a more comprehensive analysis of its ability to meet future debt service, capital expenditures, and working capital requirements. Additionally, the company’s management uses this information to evaluate the performance of its operating units. EBITDA is not intended to represent cash provided by operating activities as defined by generally accepted accounting principles, and it should not be considered as an indicator of operating performance or an alternative to cash provided by operating activities as a measure of liquidity. The company has provided a reconciliation of EBITDA to cash provided by operating activities in a table that accompanies this press release.

Cash collections for the three months ended June 30, 2004 totaled $113.3 million, compared to $112.1 million for the same period in fiscal 2003. For the year ended June 30, 2004, cash collections totaled $453.6 million, compared to $443.2 million for the same period in fiscal 2003.

Brucker continued, “We are pleased with the profitable growth we have achieved in fiscal 2004, and continue to identify opportunities to extend our market reach. In keeping with our growth strategy, in fiscal 2005 we will focus primarily on profitable expansion within existing regional service areas where we can further solidify our customer base, leverage our existing infrastructure and generate a sound margin of profit.”

“We have simultaneously developed and implemented billing, work force scheduling and risk management programs that have contributed to improved operating and financial performance. We believe these systems will continue to produce results in the future and look forward to providing further updates as the year progresses.”

Following is a summary of certain of the company’s key operating statistics. EMS transports and Average EMS Patient Charge statistics have been adjusted to eliminate discontinued operations:

	Q4 ‘03 (6/30/03)	Q1 ‘04 (9/30/03)	Q2 ‘04 (12/31/03)	Q3 ‘04 (3/31/04)	Q4’04 (6/30/04)
EMS Transports (1)	249,813	256,507	262,586	266,064	259,953
Net/Net Average EMS Patient Charge (2)	$300	$308	$308	$312	$312
Average DSO (YTD) (3)	44	42	43	43	42

(1)	EMS transports from continuing operations are defined as actual patient transports, excluding those under capitated contract arrangements.
(2)	Net/Net Average Emergency Medical Services (EMS) Patient Charge is defined as gross EMS transport revenue minus provisions for Medicare, Medicaid and other third-party payers and doubtful accounts divided by EMS transports from continuing operations. For purposes of this calculation, revenue and transports related to capitated contracts are excluded.
(3)	Average year-to-date DSO is defined as average accounts receivable divided by net revenue per day, as calculated on a year-to-date basis.

Rural/Metro Corporation provides emergency and non-emergency medical transportation, fire protection, and other safety services in 23 states and more than 400 communities throughout the United States. For more information, visit the company’s web site at www.ruralmetro.com.

The company will discuss these results in a conference call and webcast on Friday, September 3, 2004, beginning at 8 a.m. Pacific (11 a.m. Eastern). To access the conference call, dial 800-361-0912 (domestic), or 913-981-5559 (international). The call also will be broadcast live on the company’s web site at www.ruralmetro.com. A taped replay of the call will be available from 2 p.m. Eastern on September 3, 2004 through midnight Friday, September 10, 2004. The replay can be accessed by dialing 888-203-1112 (domestic) or 719-457-0820 (international). Please use the confirmation code 216236 when accessing the replay. An archived webcast also will be available at www.ruralmetro.com.

This press release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others, timely completion of the fiscal 2004 audit reflecting results consistent with the unaudited results reported herein; the company’s ability to collect its accounts receivable; competitors’ actions; litigation and regulatory matters; and the company’s ability to sustain operating cash flow, secure new contracts, retain existing contracts, improve earnings and operating margins, and effectively manage collateral requirements and costs related to its insurance coverage. Additional factors that could affect the company are described in its Form 10-K as amended for the year ended June 30, 2003 under the caption “Risk Factors” in the Management’s Discussion and Analysis section, and other factors as described from time to time in the company’s SEC filings. The company disclaims any obligation to update its forward-looking statements.

(Tables to Follow)

RURAL/METRO CORPORATION

CONSOLIDATED BALANCE SHEET

(in thousands)

	June 30, 2004	June 30, 2003
	(Unaudited)
ASSETS
Current assets:
Cash	$16,372	$12,561
Accounts receivable, net of allowance for doubtful accounts of $59,430 and $48,422 at June 30, 2004 and 2003, respectively	65,348	60,428
Inventories	11,739	11,504
Prepaid expenses and other assets	9,006	7,511

Total current assets	102,465	92,004
Property and equipment, net	40,283	43,010
Goodwill	41,100	41,167
Insurance deposits	9,244	7,937
Other assets	13,043	12,048

	$206,135	$196,166

LIABILITIES, MINORITY INTEREST, REDEEMABLE NONCONVERTIBLE PARTICIPATING PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$13,833	$13,778
Accrued liabilities	58,167	57,698
Deferred revenue	18,650	17,603
Current portion of long-term debt	1,495	1,329

Total current liabilities	92,145	90,408
Long-term debt, net of current portion	304,057	305,310
Other liabilities	—	181
Deferred income taxes	650	650

Total liabilities	396,852	396,549

Minority interest	1,509	1,984

Redeemable nonconvertible participating preferred stock	—	7,793

Stockholders’ equity (deficit):
Common stock, $.01 par value 23,000,000 shares authorized, 21,890,816 and 16,207,830 shares issued and outstanding at June 30, 2004 and June 30, 2003, respectively	222	166
Additional paid-in capital	147,072	135,405
Treasury stock	(1,239)	(1,239)
Accumulated deficit	(338,281)	(344,492)

Total stockholders’ equity (deficit)	(192,226)	(210,160)

	$206,135	$196,166

RURAL/METRO CORPORATION

CONSOLIDATED STATEMENT OF OPERATIONS

For The Year Ended June 30, 2004 and 2003

(Unaudited)

(in thousands, except per share amounts)

	2004	% of Net revenue	2003	% of Net revenue
			(*As Restated)
Net revenue	$526,603	100.0%	$484,639	100.0%

Operating expenses:
Payroll and employee benefits	277,549	52.7%	266,713	55.0%
Provision for doubtful accounts	87,268	16.6%	77,184	15.9%
Depreciation and amortization	11,404	2.2%	12,587	2.6%
Other operating expenses	114,855	21.8%	107,767	22.2%
Restructuring and other	—	0.0%	(1,421)	-0.3%

Total operating expenses	491,076	93.3%	462,830	95.5%

Operating income	35,527	6.7%	21,809	4.5%
Interest expense	(29,243)	-5.6%	(27,819)	-5.7%
Interest income	97	0.0%	197	0.0%

Income (loss) from continuing operations before income taxes and minority interest	6,381	1.2%	(5,813)	-1.2%
Income tax provision	(300)	-0.1%	(118)	0.0%
Minority interest	475	0.1%	(1,507)	-0.3%

Income (loss) from continuing operations	6,556	1.2%	(7,438)	-1.5%
Income (loss) from discontinued operations	(345)	-0.1%	16,404	3.4%

Net income	$6,211	1.2%	$8,966	1.9%

Income (loss) per share
Basic -
Income (loss) from continuing operations applicable to common stock	$0.54		$(0.69)
Income (loss) from discontinued operations applicable to common stock	(0.02)		1.02

Net income	$0.52		$0.33

Diluted -
Income (loss) from continuing operations applicable to common stock	$0.30		$(0.69)
Income (loss) from discontinued operations applicable to common stock	(0.02)		1.02

Net income	$0.28		$0.33

Average number of shares outstanding - Basic	16,645		16,116

Average number of shares outstanding - Diluted	21,817		16,116

*	We have restated our earnings per share calculations for the year ended June 30, 2003 to reflect earnings per share using the two-class method as defined in FASB Statement No. 128, Earnings per Share and clarified by EITF Issue No. 03-6, Participating Securities and the Two-Class Method.

RURAL/METRO CORPORATION

CONSOLIDATED STATEMENT OF OPERATIONS

For The Three Months Ended June 30, 2004 and 2003

(Unaudited)

(in thousands, except per share amounts)

	2004	% of Net revenue	2003	% of Net revenue
			(*As Restated)
Net revenue	$132,791	100.0%	$122,848	100.0%

Operating expenses:
Payroll and employee benefits	69,819	52.6%	67,690	55.1%
Provision for doubtful accounts	22,962	17.3%	19,641	16.0%
Depreciation and amortization	2,670	2.0%	3,046	2.5%
Other operating expenses	29,269	22.0%	30,744	25.0%

Total operating expenses	124,720	93.9%	121,121	98.6%

Operating income	8,071	6.1%	1,727	1.4%
Interest expense	(7,137)	-5.4%	(7,367)	-6.0%
Interest income	30	0.0%	116	0.1%

Income (loss) from continuing operations before income taxes and minority interest	964	0.7%	(5,524)	-4.5%
Income tax (provision) benefit	(23)	0.0%	58	0.0%
Minority interest	873	0.7%	489	0.4%

Income (loss) from continuing operations	1,814	1.4%	(4,977)	-4.1%
Income (loss) from discontinued operations	(551)	-0.4%	907	0.7%

Net income (loss)	$1,263	1.0%	$(4,070)	-3.3%

Income (loss) per share
Basic -
Income (loss) from continuing operations applicable to common stock	$0.58		$(0.38)
Income (loss) from discontinued operations applicable to common stock	(0.03)		0.05

Net income (loss)	$0.55		$(0.33)

Diluted -
Income (loss) from continuing operations applicable to common stock	$0.08		$(0.38)
Income (loss) from discontinued operations applicable to common stock	(0.02)		0.05

Net income (loss)	$0.06		$(0.33)

Average number of shares outstanding - Basic	16,910		16,177

Average number of shares outstanding - Diluted	22,561		16,177

*	We have restated our earnings per share calculations for the three months ended June 30, 2003 to reflect earnings per share using the two-class method as defined in FASB Statement No. 128, Earnings per Share and clarified by EITF Issue No. 03-6, Participating Securities and the Two-Class Method.

RURAL/METRO CORPORATION

CONSOLIDATED STATEMENT OF CASH FLOWS

For The Year Ended June 30, 2004 and 2003

(in thousands)

	2004	2003
	(Unaudited)
Cash flows from operating activities:
Net income	$6,211	$8,966
Adjustments to reconcile net income to net cash provided by operating activities -
Non-cash portion of gain on disposition of Latin American operations	—	(13,732)
Non-cash reversal of restructuring and other	—	(1,421)
Depreciation and amortization	12,257	13,313
(Gain) loss on sale of property and equipment	39	(540)
Provision for doubtful accounts	91,477	85,046
Earnings of minority shareholder	(475)	1,507
Amortization of deferred financing costs	2,753	2,038
Amortization of debt discount	26	26
Other	—	(176)
Change in assets and liabilities -
Increase in accounts receivable	(96,397)	(81,589)
(Increase) decrease in inventories	(235)	656
Increase in prepaid expenses and other assets	(1,495)	(476)
(Increase) decrease in insurance deposits	(1,307)	291
(Increase) decrease in other assets	(876)	126
Increase in accounts payable	55	1,545
Increase (decrease) in accrued liabilities and other liabilities	1,421	(3,342)
Increase in deferred revenue	1,047	908

Net cash provided by operating activities	14,501	13,146

Cash flows from investing activities:
Capital expenditures	(8,646)	(9,400)
Redeemable nonconvertible participating preferred stock	225	1,818

Net cash used in investing activities	(8,421)	(7,582)

Cash flows from financing activities:
Repayments on credit facility	(1,000)	—
Repayment of debt and capital lease obligations	(1,248)	(1,569)
Distributions to minority shareholders	—	(914)
Cash paid for debt modification costs	(515)	(1,583)
Proceeds from issuance of common stock	494	407

Net cash used in financing activities	(2,269)	(3,659)

Effect of currency exchange rate changes on cash	—	(21)

Increase in cash	3,811	1,884
Cash, beginning of period	12,561	10,677

Cash, end of period	$16,372	$12,561

RURAL/METRO CORPORATION

RECONCILIATION OF EBITDA

TO CASH FLOW PROVIDED BY OPERATING ACTIVITIES

(in thousands)

	Year Ended June 30,		Three Months Ended June 30,
	2004	2003	2004	2003
Net income	$6,211	$8,966	$1,263	$(4,070)
Add back:
Depreciation and amortization	12,257	13,313	2,789	3,208
Interest expense	29,243	27,819	7,137	7,367
Interest income	(97)	(197)	(30)	(116)
Income tax provision (benefit)	268	118	23	(58)

EBITDA	47,882	50,019	11,182	6,331

Increase (decrease):
Interest expense	(29,243)	(27,819)	(7,137)	(7,367)
Interest income	97	197	30	116
Income tax provision (benefit)	(268)	(118)	(23)	58
(Gain) loss on sale of property and equipment	39	(540)	(65)	(378)
Non-cash portion of gain on disposal of Latin American operations	—	(13,732)	—	—
Non-cash reversal of restructuring and other	—	(1,421)	—	—
Provision for doubtful accounts	91,477	85,046	23,302	18,646
Earnings of minority shareholder	(475)	1,507	(874)	371
Deferred income taxes	—	—	—	—
Amortization of deferred financing costs	2,753	2,038	670	430
Amortization of debt discount	26	26	7	7
Other	—	(176)	—	—
Changes in operating assets and liabilities	(97,787)	(81,881)	(17,357)	(8,853)

Net cash provided by operating actvities	$14,501	$13,146	$9,735	$9,361